Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT
NOTICE ON TRANSFER RESTRICTIONS
AND OTHER INFORMATION

CUSIP

TORTOISE ESSENTIAL ASSETS INCOME TERM FUND

a Statutory Trust Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT *Specimen* is the owner of *0* fully paid and nonassessable common shares of beneficial interest, $.001 par value per share, of

Tortoise Essential Assets Income Term Fund

(the “Trust”) transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the certificate of trust of the Trust, the declaration of trust of the Trust and the Bylaws of the Trust and any amendments thereto, a copy of each of which is on file at the office of the Trust, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers this                 day of                     ,             .

DATED:                      , 2019

(SEAL)
Chief Executive Officer

Secretary

IMPORTANT NOTICE

The Trust will furnish to any shareholder, on request and without charge, a full statement of information with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of beneficial interest of each class which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the sole trustee of the Trust to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the declaration of trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the secretary of the Trust at its principal office.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, DESTROYED, STOLEN OR MUTILATED, THE TRUST

WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT Custodian
TEN ENT	—	as tenants by the entireties	(Custodian) (Minor)
JT TEN	—	as joint tenants with right of	under Uniform Gifts to Minors Act of
survivorship and not as tenants
		in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

(Please Insert Social Security or other Identifying Number of Assignee)

____________________________ (______________) common shares of beneficial interest of the Trust represented by this Certificate and does hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said common shares of beneficial interest of the Trust on the books of the Trust, with full power of substitution in the premises.

Dated
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.